UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2008

ICF International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia	22031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 934-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 29, 2008, ICF International, Inc., a Delaware corporation (the “Company”) and Mr. Sudhakar Kesavan, President and Chief Executive Officer of the Company, restated the employment agreement between the Company and Mr. Kesavan, which was previously entered into on September 27, 2006 (the “Employment Agreement”). The parties restated the Employment Agreement for the purpose of bringing it into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder (“Section 409A”). Section 409A was added to the Internal Revenue Code in 2004 by the American Jobs Protection Act of 2004 and governs “nonqualified deferred compensation” arrangements. It imposes an additional tax and penalties on service providers (including employees and directors) if a covered arrangement does not comply with Section 409A. The primary terms and compensation payments contemplated by the Employment Agreement remain unchanged.

On December 29, 2008, the Company and Mr. Kesavan entered into a restated severance protection agreement originally entered into with the Company on September 27, 2006 (the “Severance Protection Agreement”), also for the purpose of bringing such Severance Protection Agreement into compliance with Section 409A. The primary terms and compensation payments contemplated by the Severance Protection Agreement remain unchanged.

The preceding descriptions of the Employment Agreement and Severance Protection Agreement (collectively, the “Agreements”) are qualified in their entirety by reference to the complete text of the Agreements, copies of which are filed hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference. Although both Agreements are intended to comply with Section 409A, the Company will not be liable for any taxes or interest that may become payable by the employee who is party to the particular Agreement due to the deferral of any payments under the Agreement or as a result of the administration of any amounts under the Agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Restated Employment Agreement by and between the Company and Sudhakar Kesavan

Exhibit 10.2	Restated Severance Protection Agreement by and between the Company and Sudhakar Kesavan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: December 29, 2008	By:	/s/ Judith B. Kassel
Judith B. Kassel
General Counsel and Secretary

Exhibit Index

Exhibit No.	Document
Exhibit 10.1	Restated Employment Agreement by and between the Company and Sudhakar Kesavan

Exhibit 10.2	Restated Severance Protection Agreement by and between the Company and Sudhakar Kesavan